UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 1, 2015, PPL Corporation (“PPL”) completed the previously announced spinoff of its competitive power generation business, PPL Energy Supply, LLC (“Energy Supply”), which became a wholly owned subsidiary of Talen Energy Corporation (“Talen Energy”), an independent, publicly traded company listed on the New York Stock Exchange. Immediately following the spinoff, the competitive power generation business (“RJS Power”) owned by affiliates of Riverstone Holdings LLC was contributed to Talen Energy. Following the spinoff and contribution, Talen Energy owns and operates the combined competitive power generation businesses of Energy Supply and RJS Power. PPL issued a press release in connection with the completion of the spinoff, which is filed as Exhibit 99.1 hereto.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, Frederick M. Bernthal, Philip G. Cox, Louise K. Goeser and Stuart E. Graham resigned from the Board of Directors of PPL, effective immediately.

On May 29, 2015, the board of PPL Services Corporation, the plan sponsor and administrator of the PPL Supplemental Executive Retirement Plan (“SERP”), in connection with the spinoff described in Item 2.01 to this Report, determined to vest all SERP participants whose employment was transferring from PPL to Talen Energy, regardless of age or years of service, effective May 29, 2015. As a result, Paul A. Farr, president of PPL Energy Supply, LLC prior to the spinoff, (1) became entitled to receive accrued benefits under the SERP, with an estimated value of approximately $4.27 million as of May 1, 2015, and (2) relinquished the right to receive accrued benefits pursuant to the PPL Supplemental Compensation Pension Plan, with an estimated value of approximately $2.87 million as of May 1, 2015, in each case assuming a retirement age of 60.

In addition, as determined by PPL’s Compensation, Governance and Nominating Committee (the “Committee”), Mr. Farr will be entitled to receive pro rata cash and equity payments from PPL in respect of his incentive compensation grants for his service as an executive officer of PPL during 2015, which are expected to be settled in January of 2016 when the Committee is expected to meet to review PPL’s 2015 performance results.

The foregoing is a summary of the terms of the form of grant letter and is qualified in its entirely by reference to the form of grant letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Grant Letter.

99.1 -	Press Release of PPL Corporation, dated June 1, 2015.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of PPL Corporation, consisting of PPL Pro Forma Condensed Consolidated Balance Sheet (Unaudited) for December 31, 2014 and PPL Pro Forma Condensed Consolidated Statement of Income (Unaudited) for December 31, 2014, 2013 and 2012 (incorporated by reference to Exhibit 99.1 to PPL Corporation Form 8-K Report (File No. 1-11459) dated February 25, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger
Vice President and Controller

Dated: June 1, 2015